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                                                                    Exhibit 10.3
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                           GENOVESE DRUG STORES, INC.

                1984 EMPLOYEE STOCK OPTION AND STOCK APPRECIATION
                                   RIGHTS PLAN

                                 AMENDMENT NO. 6

         Pursuant to Section 22 of the Genovese Drug Stores, Inc. 1994 Employee Stock Option and Stock Appreciation Rights Plan (the "1984 Plan"), the 1984 Plan is hereby amended as follows:

         1. The first sentence of Section 7 of the 1984 Plan is amended to read as follows:

                  "Persons eligible to receive discretionary Options or Stock Appreciation Rights shall be such employees of, or consultants to, the Company as the Committee shall select in its sole discretion."

         2. The second sentence of Section 8 of the 1984 Plan is amended to read as follows:

                  "Notwithstanding the foregoing, (i) each fiscal year of the Company, the Committee may grant to each non-employee who is then a member of the Board of Directors options to purchase such number of Shares as the full Board of Directors shall determine in its sole discretion, and (ii) the aggregate number of Shares covered by Options or Stock Appreciation Rights granted to any person shall not exceed 250,000 in any one-year period."

         3. The foregoing amendments shall be effective as of March 12, 1997, subject to the approval of such amendments by the shareholders of Genovese Drug Stores, Inc.

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